Exhibit 10.1

AGREEMENT

This Agreement ("Agreement") between Save The World Air, Inc. ("STWA") and Newfield Exploration Company ("Operator") (collectively the "Parties" and individually, a "Party") is made this 15th day of October, 2014.

RECITALS

WHEREAS, Operator operates a crude oil exploration, production and related facilities ("Operator's Business"):

Whereas, STWA has developed and owns certain technology which uses electric fields to modify characteristics of oil specifically designed to optimize upstream transit and storage operations (the "Upstream Technology");

Whereas, STWA and Operator believe the Upstream Technology could increase the effectiveness, commercial viability and profitability of' Operator's Business:

Whereas, STWA and Operator wish to test the effectiveness of the Upstream Technology in the context of Operator's Business; and,

Whereas, it is the desire of STWA to deliver the Upstream Technology to Operator, and it is the desire of Operator to accept STWA's delivery of the Upstream Technology, for the sole purpose of testing the effectiveness of the Upstream Technology in connection with the operation of Operator's Business, on the terms and conditions set forth in this Agreement.

NOW, Therefore, in consideration of the covenants set forth below and for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties agree, as follows:

1.	Upstream Technology.

STWA herby agrees to deliver the Upstream Technology, including all parts, components, software, accessories, accessions, replacements, substitutions, additions and improvements (collectively, the "Upstream Equipment") related to the Upstream Technology, to Operator, on a non-exclusive basis, for the sole purpose of allowing Operator to test the effectiveness of the Upstream Technology in connection with the operation of Operator's Business.

2.	Delivery, Installation, Operation, Data Collection and Maintenance of the Upstream Equipment and Upstream Technology.

A. STWA, at ST'WA's expense, shall deliver the Upstream Equipment to Operator by a date no later than December 30th, 2014 to a location designated by Operator. This date may he extended by the mutual written consent of the Parties.

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B. The Upstream Equipment shall be installed, at Operator's expense, at the location designated by Operator.

C. Installation shall be performed by Operator and STWA in a professional and workmanlike manner in conformance with all reasonable requirements of STWA, and in compliance with good construction and engineering practices.

D. STWA shall provide Operator with instructional service in the installation and operation of the Upstream Equipment during such installation process. All installation and operation instruction provided by STWA will be at no charge to Operator.

E. Any alteration or modifications to the Upstream Equipment may be made only with consultation with and written approval by STWA.

F. Operator, at its expense, shall operate the Upstream Equipment and shall keep and maintain the Upstream Equipment during the Term (defined below). In the event the Upstream Equipment is lost, damaged, in whole or in part, or stolen, while in the sole care, custody, and control of Operator, Operator shall pay to STWA the greater of the depreciated book value or lair market value of the Upstream Equipment. If the Parties are unable to agree on fair market value under this subsection F, the fair market value of the Upstream Equipment shall be determined by an independent appraiser, jointly selected by the Parties. The appraiser must be recognized as an expert in valuing assets related to or similar to the Upstream Equipment.

G. All repairs and maintenance of the Upstream Equipment shall be performed promptly by Operator in consultation with STWA. Operator shall supply labor, at Operator's cost, and all materials shall be provided by STWA, at STWA's cost in connection with the operation and maintenance of the Upstream Equipment.

H. Upstream Technology data ("Data") generated in connection with the use of the Upstream Equipment under this Agreement shall be collaborative and transparent between STWA and Operator. All Data collected by Operator shall be promptly delivered to STWA and. subject to the binding confidentiality and nondisclosure provisions in section 4, below. Data cannot be shared or released to any outside entity (other than STWA) or third party without the. written consent STWA. All Data generated in connection with the operation of the Upstream Equipment shall he exclusively owned by, and be the exclusive property of, STWA.

I. Parties may, from time to time, make changes or improvements to the Upstream Equipment ("Improvements"). Any such Improvements to the Upstream Equipment during the Term of this Agreement shall only be made with the consent of both Operator and STWA. Any such Improvements shall 'be the sole and exclusive property of STWA.

3. Term.

The term of this Agreement shall be for a period of six (6) months (the "Term"), commencing on the date of installation of the Upstream Equipment, estimated to be on a date not later than December 30, 2014. Upon expiration of the Term, based on and subject to the efficacy of the Upstream Technology as tested under this Agreement. the Parties agree to enter into good faith negotiations for the sale or license of the Upstream Technology to Operator pursuant to such Wins and conditions to which the Parties shall mutually agree. It is understood and agreed, however, that either party hereto may cancel this Agreement at any time by giving the other party at least thirty (30) days prior written notice of such cancellation.. Neither party hereto shall by the termination of this Agreement be relieved of its respective obligations and liabilities arising from or incident to work performed or services rendered pursuant hereto.

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4. Intellectual Property/Confidentiality. The Parties acknowledge and agree that STWA is the holder and owner of worldwide exclusive patents, patents pending, licenses and rights for the Upstream Technology and Upstream Equipment and any and all Improvements thereon and data related thereto. Nothing contained in this Agreement shall be deemed to transfer or assign any right, title or interest in or to the Upstream Technology or Upstream Equipment or Improvements thereon Or data related thereto to Operator, it being expressly understood between the Parties that all right, title and interest in and to the Upstream Technology and Upstream Equipment and Improvements thereon and data related thereto is and shall remain at all times the exclusive property of STWA.

Notwithstanding the forgoing, STWA agrees that Operator may keep and use any data and results for the purpose of evaluating the effectiveness of the Upstream Technology and Upstream Equipment. Any such use by Operator shall he in accordance with the terms and conditions at' this Agreement.

Operator hereby' acknowledges that, during and solely as a result of this Agreement, it have access to confidential information of STWA. Operator hereby agrees as follows:

(i) Confidential Information. "Confidential Information" shall mean any information, tangible or intangible, relating to the Upstream Technology, Upstream Equipment and improvements thereon and business of STWA and its affiliated companies, and their products„ finances, budgets, methods, policies, procedures, business, plans, computers, data, techniques, patents, patents pending, trademarks, research or development, projects or results, customers or clients, employees, trade secrets, or other knowledge or processes of or developed by STWA and its affiliated companies, and any other confidential information relating to or dealing with the businesses and technologies of STWA and its affiliated companies, made known to Operator, or learned or acquired by Operator as a result of this Agreement, but Confidential Information shall not include information lawfully known generally by or readily accessible to the trade or the general public.

(ii) Use. During the Term hereof, Operator shall use and disclose Confidential information only for purposes set forth in this Agreement, and only as necessary to carry out Operator's obligation under this Agreement. After the Term hereof, Operator shall not directly or indirectly, disclose to any person or entity, or use for the direct or indirect benefit of itself' or any person or entity, any Confidential Information, without the express written permission of STWA.

(iii) Return of Confidential Information. Upon the termination of this Agreement for any reason, or at the request of STWA, Operator shall promptly deliver to STWA the Upstream Equipment and improvements thereon and all Data, records, files, memoranda, documents, lists and other information containing any Confidential Information, including all copies or summaries thereof, in Operator's possession or control, whether prepared by Operator Or others. Should Operator discover such items in its possession after its separation with STWA, it agrees to return such items promptly to STWA without retaining copies.

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5. Acceptance of Delivery.

By accepting possession, and after a reasonable period for inspection, on the Upstream Equipment under this Agreement. Operator accepts the condition of the Upstream Equipment.

6. Operation of the Upstream Equipment.

Operator shall operate the Upstream Equipment during the Term for the purpose only as set forth in this Agreement.

7. Indemnification.

Operator agrees to defend, indemnify and hold STWA, its parent, subsidiary and affiliate companies, its subcontractors, their agents, employees, directors, officers, servants, and invitees (the "STWA Group"), harmless from and against any and all losses, claims, demands. liabilities or causes of action of every kind and character, in favor of any person or party, for any Operator Group's (defined below) property casualty, and for injury to or illness or death of any employee, contractor, agent or representative of Operator Group, which casualty, injury, illness or death relates to, arises out of or is incident to the work or services performed by Operator under this Agreement, and regardless of the cause or such casualty, injury, illness or death, even though caused in whole or in part by a pre-existing defect, the STWA Group's negligence Or strict liability, or other legal fault of the STWA Group, whether sole, joint or concurrent. Operator shall hilly defend any such claim, demand or suit at its sole expense, even if the same is groundless. Operator's indemnification of STWA Group hereunder includes any contractual liability under indemnity agreements that SIVA may have with third parties concerning property casualty, bodily injury or death to any employee, contractor, agent or representative of Operator Group. This indemnity shall be limited to the extent necessary for compliance with applicable State and Federal laws.

STWA agrees to defend, indemnify and hold Operator, its joint interest owners, their parent, .subsidiary and affiliate companies, its other contractors of every tier, agents, employees, directors, officers, servants, invitees (the "Operator Group") harmless from and against any and all losses, claims, demands, liabilities or causes of action of every kind and character, in favor of any person or party, for any STWA Group property casualty, and for injury to or illness or death of any employee of STWA or any employee of STWA Group, which casualty, injury, illness or death relates to, arises out of or is incident to the work or services performed by STWA under this Agreement, and regardless of the cause of such casualty, injury, illness or death, even though caused in whole or in part by a pre-existing defect, Operator Group's negligence or strict liability, or other legal fault of indernnitees, whether sole, joint or concurrent. STWA shall fully defend any such claim demand or suit at its sole expense, even if the same is groundless. STWA 's indemnification of Operator Group hereunder includes any contractual liability under indemnity agreements that Operator may have with third parties concerning property casualty, bodily injury or death to any employee of STWA Group. This indemnity shall be limited to the extent necessary for compliance with applicable State and Federal laws.

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8. Insurance Required.

A. Each of Operator and SWTA agrees to procure and maintain, at its expense, during, the term of this Agreement, policies of insurance on the Upstream Equipment against fire, theft. destruction, property damage, personal injury and general liability in amounts as agreed to by the Parties, with losses payable to either Operator or STWA, as the case may be, with each Party being added as an additional insured with waiver of subrogation on the other's policy.

B. Prior to the commencement of any work or services contemplated by this Agreement, the Parties shall furnish to one another certificates, in duplicate, on a form acceptable to each of the Parties, signed by authorized representatives of the insurance companies providing the coverage, evidencing all coverages, extensions and limits required to be carried by the Parties under the provisions of this Agreement. Upon request, the Parties shall have the right to examine or inspect the originals or certified copies of said insurance policies in the offices of each other during its normal business hours.

C. Failure to secure the insurance coverages, or the failure to comply dilly with any of the insurance provisions of this Agreement, or the failure to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement, shall in no way act to relieve the Parties front their obligations of this Agreement, any provisions hereof to the contrary notwithstanding. in the event that liability for any loss or damage be denied by the underwriter or underwriters, in or in part, because of breach of said insurance by the Parties, or for any other reason, or if the Parties fail to maintain any of the insurance herein required, the Parties shall hold one another harmless, defend and indemnify one another, their joint interest owners, their subsidiary and affiliate companies, their agents, employees, directors, officers, servants and insurers against all claims, demands, costs and expenses, including attorney's fees, which would otherwise be covered by said insurance, Notwithstanding anything to the contrary herein, the Parties' indemnification obligations under this Agreement (express or implied) shall not be limited in amount or in scope to coverage provided by insurance which is required of the Parties under the terms hereof.

9. Return Condition.

Upon expiration of the Term or sooner termination under the terms of this Agreement, SWTA shall pick up , at STWA's expense and risk, the Upstream Equipment and any parts, additions or Improvements made thereon or thereto, from Operator at Operator's worksite or well.. On return to STWA, the Upstream Equipment and any parts, additions or Improvements made thereon or thereto shall be operational and in good working order and repair, except for ordinary wear and tear.

10. Governing Law/Dispute Resolution.

This Agreement shall be exclusively construed in accordance with the internal laws of the state of Texas, excluding its conflict of laws rules. All controversies, claims or disputes arising, out of. in connection with, or relating to this Agreement shall be finally settled by arbitration. The arbitration shall be held in Harris County, Texas in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted before one arbitrator who shall have prior experience in arbitrating commercial disputes. The arbitrator shall be selected by mutual consent of the Parties. if the Parties are unable to agree on the selection of the arbitrator within thirty (30) days, the American Arbitration Association shall select the arbitrator. In the event of a dispute arising under this Agreement, the prevailing Party shall be entitled to collect attorneys' fees and costs in addition to any other remedy, including, without limitation, injunctive relief, awarded by the arbitrator.

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11. Assignment.

This Agreement is entered into for the benefit of the Parties, their successors and assigns. Neither Party may assign its rights hereunder without the prior written consent of the other Party.

12. Modification.

This Agreement shall not be amended, modified, released, discharged, abandoned or otherwise terminated prior to expiration, in whole or in part, except by written agreement signed by the Parties hereto.

13. Severability. In the event that any provision, or any portion thereof, of this Agreement is determined by competent judicial, legislative, administrative or arbitrator authority to be prohibited by law, then such provision or part thereof' shall be ineffective only to the extent of such prohibition, without invalidating the remaining provisions of the Agreement.

14. Notices.

Notices under this Agreement by either party shall be in writing and will be sufficiently made or given if sent by certified or registered mail, return receipt requested, courier or by facsimile, and shall be deemed given upon delivery by courier, five (5) days after deposit in the mail, or upon receipt of facsimile transmission. Notices shall be sent to the signatory of this Agreement or an authorized officer at the address set forth in 'the signature blocks of this Agreement or at such other addresses either Party may specify in writing.

15. Entire Agreement.

This Agreement contains the full and complete understanding of the Parties with respect to the subject matter hereof, and supersedes all prior agreements, representations and understandings, whether oral or written.

16. Costs and Expenses.

The Parties confirm that each Party will be solely responsible for the costs and expenses incurred by it in connection with documentation and execution or this Agreement and the transactions contemplated herein.

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17. Authority.

As the case may be, each of the undersigned has been duly authorized and empowered to execute this Agreement, and the signatures of each of the undersigned is binding upon the entity foe which the undersigned has executed this Agreement.

18. Counterparts.

This Agreement may be executed in two (2) counterparts, each of which will he deemed to be an original copy of this agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The Parties hereto may execute this Agreement by facsimile delivery of manually signed copies or by the electronic delivery of copies bearing an electronic facsimile signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

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EXHIBIT "A"

MINIMUM INSURANCE COVERAGES TO BE
MAINTAINED BY THE STWA AND OPERATOR

PART 1

STWA and Operator shall each, during the progress of the work, carry, at its own respective expense, on forms and in reliable insurance companies acceptable to the other party, and authorized to do business in the state or area in which the work is to be performed hereunder, the following minimum insurance coverages to the extent of its liabilities under this Agreement:

A. Commercial General Liability Insurance, written on an Occurrence Basis, with a limit of $1,000,000 each occurrence Bodily Injury and Property Damage, combined, including the following coverages;

1. Independent Contractor's Coverage

2. Contractual Liability covering liabilities assumed under this Agreement

3. Products and Completed Operations Coverage

4. Separation of Insureds (Severability of Interest)

5. Coverage provided for "Action Over Indemnity" claims

6. Stop Gap Employer's Liability where applicable

B. Workers' Compensation Insurance and Occupational Disease Insurance in accordance with statutory requirements of the state in which work is being performed including Employer's Liability Insurance with limits of not less than $1,000,000 covering location of all work places involved in this Agreement. This coverage shall include:

1. Alternate Employer/Borrowed Servant endorsement

2. Stop Gap Employer's Liability where applicable

B. Business Automobile Insurance providing Bodily Injury and Property Damage, covering all hired and non-owned vehicles, with a limit of not less than $1,000,000 each occurrence Bodily Injury and Property Damage combined, and including contractual liability.

PART 2

For STWA's Insurance Agreements:

I. All of the above described insurance policies shall contain provisions that the insurance companies will have no right of recovery or subrogation against Operator, its divisions, affiliates, subsidiary companies, co-lessees, or co-venturers, agents, directors, officers, employees, servants, and insurers, it being the intention of the parties that the insurance so effected shall protect all parties, and the STWA's insurance carrier shall be primarily liable for any and all losses covered by the described insurance.

II. Operator, its divisions, affiliates, subsidiary companies, co- lessees, or co-venturers, agents, directors, officers, employees, and servants shall be named as an additional insured in each of STWA's insurance policies, except statutory workers' compensation.

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III. Any and all deductibles in the above described insurance policies shall be assumed by, for the account of and at STWA's sole risk.

IV. All policies providing coverage hereunder shall contain provisions that no cancellation or material changes in the policies shall become effective except on thirty (30) clays' written notice thereof to Operator at: Newfield Exploration Company, 4 Waterway Square Place, Suite 100, The Woodlands, TX 77380, ATTN: MSA Contract Administration. STWA shall not cancel or make any material change in any such policies without the prior written consent of Operator.

V. When requested by Operator, STWA shall furnish, or cause to be furnished to Operator, in the manner above provided, certificates of insurance coverage for each subcontractor in minimum amount deemed necessary by STWA to cover the work of the particular subcontractor. Should insurance coverage maintained by a subcontractor be less than the minimum requirements for STWA, as set out above, Operator may, at its option (I) require STWA to secure such minimum coverage, or (2) purchase insurance necessary to provide such minimum coverage and charge the premiums therefore to STWA's account.

VI. STWA shall furnish Certificates of Insurance acceptable to Operator evidencing the insurance required hereunder and at each anniversary of coverage thereafter. Should any or the above described policies be cancelled before the expiration date thereof, notice will be delivered in accordance with the policy provisions.

All Certificates of Insurance must contain reference to endorsements (i.e. Additional Insured, Waiver of Subrogation, etc.) as required herein.

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